EXHIBIT A

                       REGISTRATION RIGHTS

          1.   Registration.

          (a) Subsequent to the Closing Date, the Company shall file and use its best efforts to cause to be declared effective within six months after the Closing Date an appropriate Registration Statement pursuant to the rules and regulations ("Rules and Regulations") adopted by the Securities and Exchange Commission ("Commission") under the Act, for the Shares. The Company shall, at least 60 days prior to filing such Registration Statement, notify each Subscriber (collectively, the "Subscribers") that a Registration Statement will be filed. Subscribers who receive such notification shall then have 30 days after receipt of such notification to inform the Company of their intent to have their securities included in the Registration Statement. The Company agrees to use its best efforts to keep the Registration Statement continuously effective and usable for resale of the Shares for a period of two years from the Closing Date or such shorter period which will terminate when all the Shares covered by such Registration Statement have been sold pursuant to such Registration Statement.

          (b) The Company shall be obligated to effect only one registration under Section 1(a). A registration pursuant to Section 1(a) will not be deemed to have been effected unless it has been declared effective by the Commission; provided, that if, after it has become effective, the offering of Shares pursuant to such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court, such registration will be deemed not to have been effected.

          (c) The Company shall be entitled to delay the filing of any registration under this Section 1 for a period of up to 60 days in its discretion.

          (d) If a registration pursuant to this Section 1 involves an underwritten offering, the Company and the holders of a majority of the Common Stock for which registration has been requested shall mutually select the managing underwriter.

          2. Hold-Back Agreement. Each holder of Shares (whether or not such Shares are covered by a Registration Statement filed pursuant to Section 1 hereof) agrees, if requested by the managing underwriters in an underwritten offering, not to effect any public sale or distribution of securities of the Company of the same class as the securities included in such Registration Statement, including a sale pursuant to Rule 144 under the Act (except as part of such underwritten registration), during the 10-day period prior to, and during the 120-day period beginning on, the closing date of each underwritten offering made pursuant to such Registration Statement, to the extent notified in writing by the Company or the managing underwriters; provided, that all officers and directors of the Company are subject to the same restrictions.

          3. Non-Registrable Shares. Section 1 shall not apply to those Shares which have previously been registered, which have been sold to the public or which are entitled to be sold without restriction under Rule 144 under the Act or any successor statute.

          4.   Registration Expenses.

          (a) Except as provided herein, all reasonable expenses incident to the Company's performance of or compliance with the Company's registration obligations will be borne by the Company, regardless of whether the Registration Statement becomes effective.

          (b) In connection with each Registration Statement required hereunder, the Company will not reimburse the holders of Shares being registered pursuant to such Registration Statement for the reasonable fees and disbursements of counsel or experts retained by the Subscribers and any underwriting commissions or similar fees will be borne by the participating Subscribers.

          5. Registration Procedures. In connection with any registration of Shares under the Act pursuant to the terms hereof, the Company will use its best efforts to effect such registration to permit the sale of such Shares in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

          (a) prepare and file with the Commission a registration statement with respect to such securities;

          (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and the prospectus current and to comply with the provisions of the Act with respect to the sale of all securities covered by such registration statement;

          (c) furnish to each seller such numbers of copies of preliminary prospectuses and prospectuses and each supplement or amendment thereto and such other documents as each seller may reasonably request in order to facilitate the sale or other disposition of the securities owned by such seller in conformity with (i) the requirements of the Act and (ii) the seller's proposed method of distribution;

          (d) use its best efforts to register or qualify the securities covered by such registration statement under the securities or blue sky laws of such jurisdictions within the United States as each subscriber shall reasonably request, and do such other reasonable acts and things as may be required of it to enable each Subscriber to consummate the sale or other disposition in such jurisdictions of the securities owned by such seller; provided, that the Company shall not be required to (i) qualify as a foreign corporation or consent to a general and unlimited service of process in any such jurisdiction, (ii) qualify as a dealer in securities or (iii) register or qualify in more than 10 jurisdictions in the United States;

          (e) notify each seller at any time when a prospectus relating to the registration is required to be delivered under the Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, at the request of any such seller promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

          6.   Indemnification.

               (a)  The Company will indemnify (i) each Subscriber, and
(ii) each underwriter, and its officers, directors, partners, legal counsel, accountants and persons controlling a specified party within the meaning of
Section 15 of the Act ("Related Parties"), with respect to a registration or qualification effected pursuant to this Agreement against all expenses, claims, losses, damages and liabilities (or actions, proceedings, or settlements in respect thereof) (x) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement), incident to any registration or qualification, (y) based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (z) based on any violation by the Company of the Act or any state securities laws or any rules or regulations thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration or qualification. The Company will reimburse each Subscriber and each underwriter and its Related Parties, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any claims, losses, damages, liabilities or actions covered by this Section 6(a). However, the Company will not be liable in any case covered by this Section 6(a) to the extent that such expenses, claims, losses, damages, liabilities or actions arise out of or are based on any untrue statement or omission based upon written information furnished to the Company by any Subscriber or underwriter for use in such registration or qualification. The indemnity agreement contained in this
Section 6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

               (b) Each Subscriber will, if Shares held by it are included in the securities as to which such registration or qualification is being effected, indemnify the Company, the Company's Related Parties, each underwriter, if any, of the Company's securities covered by such a registration statement, and each underwriter's Related Parties, against all expenses, claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) (x) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement) incident to any registration or qualification, or (y) based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading. Each Subscriber will reimburse the Company, the underwriters and the Company's and underwriter's Related Parties for any legal or any other expenses reasonably incurred in connection with investigating or defending any claims, losses, damages, liabilities or actions, covered by this Section 6(b). However, each Subscriber shall only be liable in any case covered by this
Section 6(b) for untrue statements (or alleged untrue statements) or omissions (or alleged omissions) made in the registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by each subscriber for use therein; provided, that the obligations of each Subscriber under this Section 6(b) shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if the settlement is affected without the consent of each Subscriber (which consent shall not be unreasonably withheld).

               (c)  Each party entitled to indemnification under this
Section 6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after the Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of the claim or any litigation resulting therefrom. However, the Indemnified Party shall approve the counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom. The Indemnified Party shall not unreasonably withhold its approval of the Indemnifying Parties' counsel. In addition, the Indemnified Party may participate in the defense at the Indemnified Party's expense. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as such shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

               (d) If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying the Indemnified Party hereunder, shall contribute to the amount paid or payable by the Indemnified Party as a result of such loss, liability, claim, damage or expense in the proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

               (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with any underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.